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                                                                     Exhibit 5.1
                                                                     -----------
                       Wilson Sonsini Goodrich & Rosati
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94034-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811


                            September 20, 1999

Mission Critical Software, Inc.
13939 Northwest Freeway
Houston, Texas  77040

     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 21, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,496,135 shares of your Common Stock (the "Shares") under your 1997 Stock Plan (as amended May 21,
1999), 1999 Director Option Plan and 1999 Employee Stock Purchase Plan (collectively, the "Option Programs"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Option Programs.

     It is our opinion that, when issued and sold in the manner described in the Option Programs and pursuant to the agreements which accompany each grant under the Option Programs, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati